Exhibit No. 21(1)


SUBSIDIARIES OF THE REGISTRANT
Effective as of March 15, 2004

      Name                                                        Jurisdiction
      ----                                                        ------------

American Biltrite (Canada) Ltd.                                     Canada
    200 Bank Street
Sherbrooke, Quebec J1H 4K3

    also doing business in Canada
    as Produits American Biltrite Ltee

American Biltrite Far East, Inc.
    57 River Street                                                 Delaware
Wellesley Hills, Massachusetts 02481

Majestic Jewelry, Inc.                                              Delaware
    57 River Street
Wellesley Hills, Massachusetts 02481

Ocean State Jewelry, Inc.                                           Rhode Island
    57 River Street
Wellesley Hills, Massachusetts 02481

Aimpar, Inc.                                                        New York
    57 River Street
Wellesley Hills, Massachusetts 02481

ABTRE, Inc.                                                         Tennessee
    57 River Street
Wellesley Hills, Massachusetts 02481

Ideal Tape Co., Inc.                                                Delaware
    1400 Middlesex Street
Lowell, Massachusetts 01851


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American Biltrite Intellectual Properties, Inc.                     Delaware
    Foulk Road Suite 200
Wilmington, Delaware 19803

K & M Trading (H.K.) Limited                                        Hong Kong
    43/F Cheung Kong Center
    2 Queens Road Central
Hong Kong

Congoleum Corporation                                               Delaware
    3500 Quakerbridge Road
Mercerville, New Jersey 08619

ABItalia, Inc.                                                      Delaware
    57 River Street
Wellesley Hills, Massachusetts 02481

Abimex, LLC.                                                        Delaware
    57 River Street
Wellesley Hills, Massachusetts 02481

ABIcan, Ltd.                                                        Canada
    1 Laird Road
Toronto, Canada M4G 3S8

Janus Flooring Corporation                                          Canada
    1 Laird Road
Toronto, Canada M4G 3S8


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